EXHIBIT 24

POWER OF ATTORNEY

KNOW  ALL  BY  THESE  PRESENTS,  that  the  undersigned  hereby  constitutes and  appoints  each  of Yaron  Galai,  David  Kostman, Jason Kiviat, Veronica  Gonzalez, Alexia Tomazos and  Dawn  Martens, signing singly, the undersigned's true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer of Outbrain Inc.(the "Company"), a Form ID, including updates thereto, and Forms 3, 4, and  5  in  accordance  with  Section  16(a)  of  the  Securities  Exchange  Act  of  1934  and  the  rules thereunder; (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, including updates thereto, or Form  3,  4,  or  5  and  timely  file such  form with  the  United  States  Securities  and  Exchange Commission and any stock exchange or similar authority; and (iii) take any  other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may  be of  benefit  to,  in  the  best  interest  of,  or  legally  required  by,  the  undersigned,  it  being understood  that  the  documents  executed  by  such  attorney-in-fact  on  behalf  of  the  undersigned pursuant  to  this  Power  of  Attorney  shall  be  in  such  form  and  shall  contain  such  terms  and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The  undersigned  hereby  grants  to  each  such  attorney-in-fact  full  power  and authority  to  do  and  perform  any  and  every  act  and  thing  whatsoever  requisite, necessary,  or proper  to  be  done  in  the exercise  of  any  of  the  rights  and  powers  herein  granted,  as  fully  to  all intents and purposes as the undersigned might or could do if personally present, with full power of  substitution  or  revocation,  hereby  ratifying  and  confirming  all  that  such  attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and  the  rights  and  powers  herein  granted. The  undersigned  acknowledges  that  the  foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of August,2022.

Wenkai Bradshaw